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                                                                       EXHIBIT 5







                           Thomas J. Craft, Jr., Esq.
                           11000 Prosperity Farms Road
                          Palm Beach Gardens, FL 33410
                                 (561) 691-1998


                                                                  March 27, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


                                    Re:     American Diversified Group, Inc.
                                            Post-Effective Amendment No. 4 to
                                            Registration Statement on Form S-8

Gentlemen:

         I have been requested by American Diversified Group, Inc. (the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with the post-effective amendment no. 4 to the registration statement on Form S-8 under the Securities Act of 1933, as amended (the " Act"), covering a total of 13,000,000 shares of common stock, which shares are being issued for services to the Registrant by its consultants, officer- directors, and the undersigned.

         In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in this post-effective amendment no. 4 to the registration statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act or 1934. I have further determined that the shares have been legally issued, and are fully paid and non-assessable shares of the Registrant. Further, the Registrant has duly authorized the issuance of the shares and the filing of this post-effective amendment no. 4 to the registration statement on Form S-8 under the Act.

         I hereby consent to the inclusion of this opinion in the post-effective amendment no. 4 to the registration statement on Form S-8 being duly filed with the Securities and Exchange Commission.


                                                       Very truly yours,


                                                       /s/ Thomas J. Craft, Esq.
                                                       -------------------------
                                                       Thomas J. Craft